UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 10, 2017

Diego Pellicer Worldwide, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	333-189731	33-1223037
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

9030 Seward Park Ave S. #501, Seattle, WA 98118

Registrant’s telephone number, including area code: (516) 900-3799

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 DFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

1.01	Entry into a Definitive Material Agreement;
1.02	Termination of a Material Definitive Agreement
2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant;
3.02	Unregistered Sales of Equity Securities
5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers;
Compensatory Arrangement of Certain Officers.

On May 10, 2017, Diego Pellicer Worldwide, Inc. (the “Company”) entered into a certain Confidential Settlement and Release Agreement with its founder, Douglas C. Anderson (the “Settlement Agreement”), pursuant to the terms of which the Demand for Arbitration filed by Anderson against the Company with the American Arbitration Association, under case number 01-17-0001-5429, shall be terminated with prejudice within 3 business days of May 11, 2017, the date the Company made a payment of $50,000 to Anderson. The Company also agreed to make a second payment of $75,000 to Anderson on or before November 10, 2017, issue to him 1,000,000 restricted common shares, maintain Anderson’s ownership of approximately 7.75% of the Company’s outstanding common shares until December, 2018 if the Company issues any additional shares to its current Officers or Directors without compensation or unrelated to existing agreements or if, pursuant to their existing agreements, the Company issues shares to certain Company Officers pursuant to their rights to maintain their Company stock ownership positions as reported by the Company in that certain Form 8-K filed with the Commission on February 10, 2017. In addition, the Company agreed that Anderson’s Company shares shall receive the same special rights, if any, that may be awarded or conveyed to its Officers and Directors’ Company securities through September 16, 2019, the same special rights, if any, the Company may award to its officers and directors through September 16, 2019, and to provide Company investors who invested prior to calendar year 2017, to be identified by Anderson, with the right to participate in any offering of Company securities for a reasonable period.

As a result of the Settlement Agreement, Anderson resigned as an officer, director and employee of the Company, terminating any of Anderson’s rights under his employment agreement with the Company as well as terminating any and all of Anderson’s cash or securities claims, including but not limited to all outstanding amounts that may be owed to Anderson for deferred compensation.

To secure the payment of the second $75,000 payment to Anderson, the Company executed and delivered a certain Confession of Judgment, with a conditional interest rate of 12% which will terminate and not be paid upon the Company’s timely payment of this amount on or before November 10, 2017.

The Company also agreed to pay Anderson’s attorneys a payment of $70,000 in 7 monthly payments of $10,000 each, commencing May 10, 2017, which obligation is also secured by a Confession of Judgment.

Readers are cautioned not to rely upon the above summaries of the cited agreements but to read the full text of these agreements attached as exhibits to this current report.

Item 9.01 Financial Statements and Exhibits.

Exhibit	Description

10.6	Confidential Settlement and Release Agreement, dated May 10, 2017.
10.7	Mutual General Release and Settlement Agreement, dated May 11, 2017

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Diego Pellicer Worldwide, Inc.

Date: May 25, 2017	By:	/s/ Ron Throgmartin
Ron Throgmartin, CEO